Webb & Company, P.A. Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

We hereby consent to the use in this Registration Statement of Form S-1 of our report dated February 8, 2008 relating to the financial statements of Moonshine Creations, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A
Certified Public Accountants

Boyton Beach, Florida
February 14, 2998